                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report March 13, 2001
               (Date of earliest event reported January 16, 2001)

                               Thor Ventures Corp.

             (Exact name of registrant as specified in its charter)


   FLORIDA                          0-28731                        98-0211356

(State or other                   (Commission                    (IRS Employer
jurisdiction of                   File Number)                  Identification
incorporation)                                                      Number)


Suite 1818, 1177 West Hastings Street, Vancouver, B.C. Canada,          V6E2 2K3

(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:                 604-602-1717

Item 4 -- Changes in Registrant's Certifying Accountants

     On January 16, 2001, Thor Venture Corp., (the "Company") dismissed Davidson and Company, as its independent public accountants. Davidson and Company served as the Company's independent public accountants through this date. The dismissal was approved by the Board of Directors. Davidson and Company issued an unqualified audit opinion on the 1999 year-end financial statements, modified to reflect the development stage status of the Company. During the course of their work, Davidson and Company have not had any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The Company has engaged Clancy and Co., P.L.L.C. as its new independent public accountants effective as of the date of the dismissal of its former accountants. During the Company's two most recent fiscal years prior to the engagement, there have been no consultations with the newly engaged accountants with regard to either the application of accounting principle as to any specific transaction, the type of audit opinion that would be rendered on the Company's financial statements; or any matter of disagreements with the former accountants.


Item 7 -- Financial Statements and Exhibits

C. Exhibits:

     16   Former Accountants Letter

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Thor Ventures Corp.
                                    (Registrant)

                                    By: /s/ Nora Coccaro
                                        -----------------------
                                        Nora Coccaro
                                        President



Date: March 13, 2001





                                 Exhibit Index

Exhibit Number          Description
--------------          -----------
16                      Former Accountants Letter
                        New Accountants Letter

                                       2